EXHIBIT 10.24 SINO-FOREIGN EQUITY JOINT VENTURE CONTRACT Between Hunchun BaoLi Communication Co. Ltd And Superconductor Investments (Mauritius) Limited December 8th 2007

EXHIBIT 10.24 Chapter 1 General Principles Article 1 In accordance with the stipulations of the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures, the Regulations for the Implementation of the Law of the People’s Republic of China on Chinese-Foreign Equity Joint Ventures and other related laws and rules, Hunchun Baoli Communication Co., Ltd. (hereinafter referred to as Party A) from China and Superconductor Investments (Mauritius) Limited (hereinafter referred to as Party B) from the Mauritius hereby agree to form a Sino-Foreign Joint Venture Company (hereinafter referred to as “JV Company”), and enter into this contract. Article 2 Name of JV Company: The Chinese name of the JV Company is and the English name of the JV Company is “Baoli Superconductor Technology Co., Ltd.” Statutory Address: Baoli Electronic Communication Industrial Park, Hunchun City, Jilin Province, China “Baoli Superconductor Technology Co., Ltd. “0 Article 3 Company Name, Statutory Address, and Legal Representative of the two parties to the JV Company are as follows: Party A: Hunchun Baoli Communication Co., Ltd. Statutory Address: Baoli Electronic Communication Industrial Park, Hunchun City, Jilin Province, China Legal Representative: Mr. Yi Zhang, Chairman, Chinese Nationality Party B: Superconductor Investments (Mauritius) Limited, a wholly owned subsidiary of Superconductor Technologies, Inc. Statutory Address: 1” Floor, Felix House, 24 Dr. Joseph Riviere Street, Port Louis, Mauritius Legal Representative: Mr. Jeff Quiram, President, President and Chief Executive Officer of Superconductor Technologies and lead director and designated legal representative for Superconductor Investments (Mauritius) Limited. 2/28

EXHIBIT 10.24 Article 4 The JV Company shall be a limited liability company. Article 5 The JV Company has the status of a legal person and is subject to the jurisdiction and protection of Chinese laws concerned. All the activities of the JV Company shall be governed by the laws, decrees, pertinent rules and regulations of the People’s Republic of China. 3/28

EXHIBIT 10.24 Chapter 2 Article 6 Purpose of the N Company: With Party B’s superconductor wave-filtering technology, the JV Company aims to produce and market high temperature superconductor wave-filtering equipment in an effort to tap the market for telecommunication equipment. and reap satisfactory economic benefits for the two parties of the JV Company. Article 7 Business Scope of the JV Company: to design, produce and market high temperature superconductor wave-filtering system and equipment (Party B’s SuperLink Product) and provide related technology support and services. Article 8 Production Scale of the JV Company: In the initial operation phase, it is planned that the JV Company will produce 500 units for the first year, 1,500 units for the second year, and 5,000 units for the third year. The Parties may decide to expand the production scale of the JV Company later. Article 9 The Parties plan that the JV Company will sell its products to the domestic and international market in the following proportions: The first year: 20% of Product production by the JV Company is expected to be sold to HK and Macao and 80% to the domestic market; The second year: 30% of Product production by the JV Company is expected to be sold to HK and Macao and 70% to the domestic market; The third year: 50% of Product production by the JV Company is expected to be sold to HK and Macao and 50% to the domestic market. Additional Product production by the JV Company may be sold to STI or its designees in the international market at any time. Actual sales by the JV Company shall be decided by the JV Company’s Board of Directors. Marketing channel, method and responsibility shall be allocated as follows: The Company JV shall be responsible for marketing in China (including HK and Macao, but not Taiwan) Party B shall retain all rights in Taiwan and the international market exclusive of China. 4/28

EXHIBIT 10.24 5/28

EXHIBIT 10.24 Chapter 3 Total Amount of Investment and the Registered Capital Article 10 The total amount of investment of the JV Company shall be thirty million US dollars ($30,000,000.00) and the registered capital of the JV Company shall be twenty-five point five million US dollars ($25,500,000.00). ($25,500,000.00 ), Article 11 Capital Contribution to be made by the two parties of the JV Company shall be as follows: Party A: to invest fourteen million and twenty-five thousand US dollars ($14,025,000.00), which includes: Cash $7,012,500.00 US dollars Mechanical Equipment worth void US dollars Workshop worth $2,000,000.00 US dollars Land Use Right worth $5,012,500.00 US dollars Industrial Property Right worth void US dollars Others worth void US dollars Party B: to invest eleven million and four hundred and seventy-five thousand US dollars ($11,475,000.00), which includes: Cash void US dollars Mechanical Equipment worth void US dollars Intellectual Property Rights worth $11,475,000 US dollars Others worth void US dollars Article 12 Two parties of the JV Company shall effect their capital contribution within the following time limits: All capital will be contributed in two years in accordance with Chinese applicable laws. 6/28

EXHIBIT 10.24 Article 13 When a capital contribution is effected, the JV Company shall issue a certificate for capital contribution on condition that such contribution has been verified by a certified accountant appointed by the JV Company. The main content of such certificate shall be: Name of JV Company, Date of Establishment, Two Parties of the JV Company and Respective Capital Contribution and the respective equity ratio, Date of Contribution and Date of Issue. Such certificate shall be signed by the Chairman, and affixed with the corporate chop of the JV Company. However, the non-issuance of such certificate shall not affect the Parties’ rights as shareholders of the JV Company. Article 14 During the Joint Venture period, the JV Company shall not reduce the amount of the registered capital. However, in case of severe difficulties, registered capital reduction may be applied for to the original approval authority and implemented after obtaining such approval. Article 15 Any increase or decrease in registered capital of the JV Company must be agreed by both parties. Any such increase or decrease shall be approved by the original approval authority and registered with the original registration authority. If any Party fails to make its capital increase contribution after both Parties have agreed to such capital increase, the other Party may at its discretion: (a) give the failing Party a ninety (90) days’ prior written notice, and contribute all or part of the shortfall amount not contributed by the failing Party if no contribution is made by the failing Party upon expiry of the said notice period, whereupon both Parties’ shareholding percentages in the JV Company shall be adjusted so as to be in proportion to the registered capital of the Company actually contributed by each of them respectively, and the number of Directors appointed by each Party to the Board of Directors shall, without changing the total number of Directors of the Company, be reduced or increased accordingly to match to the fullest extent each Party’s then shareholding percentage in the JV Company; or (b) treat such failure as a material breach of this Contract by the failing Party. Both Parties agree to execute all such documents and take all such steps as required to legally effect either of the above options taken by the non-failing Party in good faith. 7/28

EXHIBIT 10.24 Article 16 If one party transfers its capital contribution or any interest in the JV Company, either partially or totally, it shall notify the other party in written form thirty (30) days in advance. The details of the conditions of the transfer shall be specified in the notice, such as the amount and the price of registered capital to be transferred, and the brief description of the proposed transferee. No transfer may occur without the approval of both parties. The non transferring party shall have the preemptive right to purchase the interest to be transferred, or, together with the transferring party, to transfer a similar portion of its interest on the same terms, in which case the non-transferring party shall reduce its portion of the interest to be transferred and shall cause the transferee to accept the transfer by the non-transferring party on the same terms as those applied to the transferring party. 8/28

EXHIBIT 10.24 Chapter4 Board of Directors Article 17 The JV Company shall have Board of Directors with the highest authority over the JV Company. Article 18 The Board of Directors shall consist of five (5) directors, of which three (3) directors shall be appointed by Party A and two (2) directors by Party B. The term of office for the directors is four (4) years unless sooner removed by the Party with the corresponding power of appointment, and may be renewed by that Party. Article 19 The Board of Directors shall have one director designated as Chairman by Party A and one director designated as Vice Chairman by Party B. Article 20 When any party of the JV Company appoints or replaces a director, a written notice shall be submitted to the Board of Directors, and it shall also notify the other party. Article 21 The Board of Directors shall convene one regular meeting every year. An interim meeting may be convened based on a proposal made by more than one third of all the directors. Article 22 The Board meeting shall be held at the principal business location of the JV Company unless otherwise agreed by the Directors. Article 23 The Chairman shall convene and preside at any Board Meetings. Should the Chairman be unable to attend the Board meeting, the Vice Chairman shall convene and preside at the Board meeting. 9/28

EXHIBIT 10.24 Article 24 The Chairman shall issue a written notice thirty (30) days before the date of any Board meeting. The notice shall cover the agenda, time and place of the meeting. The agenda may only be changed with the consent of all of the directors. Article 25 Should a director be unable to attend the Board meeting, he may entrust another person (including another director) to attend on his behalf, provided that a written proxy signed by the non-attending director must be presented to the Board. Article 26 The Board meeting requires a quorum of over two thirds of the total number of the directors (in person or by proxy) and at least one Director appointed by each of Party A and Party B attends. Each Director shall have one (1) vote. When the quorum is not present, any purported decisions adopted by the Board meeting are invalid. Article 27 Detailed written records shall be made for each Board meeting and signed by all the attended directors or by the attended proxy. The record shall be made in Chinese and in English and shall be filed by a specially-assigned person by the Board. Each director shall be given a copy of such minutes and resolutions. No one shall amend or destroy the record during the Joint Venture term. Article 28 Directors are entitled to attend Board meetings via telephone, video conferencing or other electronic means, provided that a quorum is present and that each attendee can speak to each other attendee at the same time. In lieu of a Board meeting, resolutions in writing signed in person or via facsimile by all of the Directors of the JV Company shall have the same force and effect as if such resolutions had been passed at a duly constituted and convened meeting of the Board of Directors. 10/28

EXHIBIT 10.24 Article 29 As for the following issues, unanimous approval by the Board shall be required: 29.1 amendment to the articles of association of the JV Company 29.2 the termination and dissolution of the JV Company 29.3 adjustment to the registered capital of the JV Company 29.4 merger, break up or reorganization of the JV Company 29.5 transfer of registered capital by one or several parties 29.6 mortgage or pledge of registered capital by one or several parties to its creditor 29.7 sell, exchange or otherwise dispose of all or substantially all of the JV Company’s assets, other than in the ordinary course of the JV Company’s business; 29.8 license all or any substantial portion of the JV Company’s intellectual property; 29.9 acquire or sell equity interests in other entities or be a promoter, incorporator, general partner, limited partner, owner of any other entity, except wholly owned subsidiaries; 29.10 authorize any sale, acquisition, mortgage, pledge, or other disposition of any asset of the JV Company, which would materially impair or change the conduct of the ordinary business of the JV Company. 29.11 authorize any activity or the JV Company entity commitment where the consideration to be paid by the JV Company entity is in excess of or as a result of which the JV Company entity may become obligated, directly or indirectly, for an amount in excess of or that would otherwise cause the JV Company entity to incur liability in excess of $500,000 (or as specifically pre-authorized or delegated by a unanimous vote of the Board of Directors, or is a line item in the budget previously approved by the Board of Directors in the manner set forth herein), 29.12 authorize any activity that is outside the ordinary course of the JV Company’s business; 29.13 incur indebtedness in excess of $1,000,000 in the aggregate; 29.14 pledge or otherwise encumber any assets of the JV Company; 29.15 purchase, take, receive, lease or otherwise acquire, own, hold, improve, use and otherwise deal in or with real property or any interest in real property; 29.16 indemnify an owner, Director or any other person except pursuant to an agreement approved by both of the parties; 29.17 enter into any transaction with an owner of the JV Company or an affiliate of any owner; 29.18 sell any product at a gross margin of less than 30%; 29.19 change tile principal accounting firm or auditor of the JV Company; 29.20 materially deviate from the JV Company’s business plan; and 29.21 knowingly do any act in contravention of the Joint Venture Agreement or the JV Company’s articles of association. 11/28

EXHIBIT 10.24 Article 30 As for the following issues, approval by over two thirds of all the Board of Directors shall be required: 30.1 decide annual business principle, business plan (including proportion of sale in domestic and international markets) and budget and development plan; 30.2 exam and approve annual financial budget, final accounts and annual financial statement or increases in expenditures from the approved budget by more than 10%; 30.3 exam and approve the annual business report submitted by the general manager; 30.4 decide annual profit sharing scheme of the JV Company; 30.5 finalize labor contract and rules and regulations of the JV Company; 30.6 decide capital deployment and loan limit; 30.7 appoint and dismiss general manager, deputy general manager and other senior administrative personnel recommended by the general manager and decide their salary package; 30.8 formulate the welfare system for staff and workers of the JV Company in accordance with the relevant regulations of China; and 30.9 decide the organization structure of the JV Company and increase or remove subordinate functional departments. 30.10 decide bank account opening and signing procedures. 12/28

EXHIBIT 10.24 Article 31 Directors who do not hold positions in the Joint Venture Company shall not be compensated by the Joint Venture Company. All costs related to Board meetings shall be borne by the JV Company. 13/28

EXHIBIT 10.24 Chapter 5 Business Management Organization Article 32 The JV Company shall establish a management organization/system under which there shall have production, technology, Human Resource, Finance and Administration Departments (subject to actual conditions of the JV Company). Article 33 The JV Company shall have one general manager and one deputy general manager appointed by the Board. The inaugural general manager shall be appointed by Party A and inaugural deputy general manager shall be appointed by Party B. Unless otherwise agreed by the parties, successors shall also be appointed by the party originally appointed such officer. Article 34 The general manager shall be responsible to the Board of Directors directly, carry out the resolutions of the Board of Directors and organize the daily work on production, technology and management of the JV Company. The deputy general manager shall assist the general manager and perform the function of the general manager should the general manager be absent. Article 35 Decisions on important matters concerning JV Company’s daily work require joint signatures from the general manager as well as the deputy general manager and such matters requiring joint signatures shall be specified by the Board of Directors. When dealing with other significant issues not requiring joint approval, the General Manager shall consult with the Deputy General Manager. Article 36 The term of office for general manager and deputy general manager is four (4) years and may be renewed by the Board of Directors. Article 37 14/28

EXHIBIT 10.24 At the invitation of the Board of Directors, the Chairman, Vice Chairman and Directors of the Board may concurrently be the general manager, deputy general manager and other senior staffs of the JV Company. Article 38 The general manager or deputy general manager of the JV Company shall not hold positions concurrently as general manager or deputy general manager of other economic organizations and shall not engage in activities of other economic organizations on commercial competition with the JV Company. Article 39 The JV Company shall have one Chief Engineer, one Chief Accountant and one Auditor appointed by the Board of Directors. Article 40 The Chief Engineer, Chief Accountant and Auditor shall be under the leadership of the general manager. The Chief Accountant shall supervise accounting issues, carry out overall economic check and perform economic responsibility system. The Auditor shall conduct internal audit, check and verify financial income and spending, accounting statement, and file report to the general manager as well as the Board of Directors. Article 41 The general manager, deputy general manager, chief engineer, chief accountant, auditor and other senior administrative personnel who ask for resignation shall submit their written reports to the Board of Directors thirty (30) days before their resignation. In case any of the above-mentioned persons practice graft or be seriously derelict of duty, they may be dismissed at any time upon the decision of the Board, and if such conduct violates the criminal law, they may bear legal responsibilities. 15/28

EXHIBIT 10.24 Chapter 6 Finance and Accounting Article 42 The finance and accounting of the JV Company shall be handled in accordance with all applicable law and regulations. Article 43 The fiscal year of the JV Company shall be calendar year from January 1 to December 31, and the first fiscal year shall start from the JV Company’s date of establishment till the end of that calendar year. Article 44 All vouchers, accounting books, accounting statements and reports shall be written in Chinese and can put English notes if requested by other parties. Article 45. The JV Company shall adopt Renminbi (RMB) as its accounts keeping unit. The conversion of RMB into other currency shall be in accordance with the exchange rate of the converting day published by the Foreign Exchange Trading Center authorized by the People’s Bank of China. Article 46 The JV Company shall open accounts in RMB and foreign currency with Bank of China or other banks approved by the Board. Bank signature procedures shall be approved by the Board. Article 47 The JV Company shall adopt internationally used accrual basis and debit and credit accounting system. The JV Company will operate so as to permit Party B to comply with its reporting obligations under United States public company reporting requirements in a manner which enables the JV Company to produce financial information that is to be provided to Party B within 25 days of the end of any calendar financial quarter. The JV Company will choose an audit partner and accountant approved by both parties. The chosen accounting partner will work closely with Party B’s audit firm (Stonefield Josephson) and its Hong Kong office. The JV Company will cooperate as necessary in the preparation 16/28

EXHIBIT 10.24 of such financial reports and other compliance issues of Company B, and its books and records will be subject to quarterly audit by the parties and open at all times for reasonable review by each party and its agents. Article 48 The accounting books of the JV Company shall include the follow contents: 48.1 all amount of income and payment in cash of the JV Company 48.2 situations concerning sale and purchasing the materials of the JV Company 48.3 situations concerning registered capital and debt of the JV Company 48.4 situations concerning date of settlement, increase and transfer of the registered capital of the JV Company Article 49 In the first three months of each fiscal year, the Finance Department shall prepare the previous fiscal year’s balance sheet, profit and loss statement and cashflow statement, and prepare proposal regarding the disposal of profits which should be examined and signed by the auditor, then submit to the Board of Directors. Article 50 The two parties of the JV Company have the right to invite an auditor to undertake annual financial check and examination at his own expense. The JV Company shall cooperate in all reasonable ways for the check and examination. Article 51 The depreciation period for the fixed assets of the JV Company shall be decided by the Board of Directors in accordance with applicable law and regulations. 17/28

EXHIBIT 10.24 Article 52 All matters concerning foreign exchange shall be handled in accordance with applicable law and regulations as well as the stipulations in the Joint Venture Contract. 18/28

EXHIBIT 10.24 Chapter 7 Profit Sharing Article 53 The JV Company shall allocate the reserve fund, the expansion fund and the bonuses welfare fund for staff and workers after payment of taxes and in accordance with law. The proportion of allocation shall be decided by the Board of Directors. Article 54 Unless otherwise agreed and stipulated by the Board of Directors, after paying the taxes in accordance with law and drawing various funds, the profits in net will be distributed according to the proportion of each party’s investment in the registered capital. Article 55 The JV Company shall distribute its profits once a year. The profit distribution plan and amount of profit to be distributed to each party shall be reported to the Board within the first three months following each fiscal year. Article 56 The JV Company shall not distribute its profits in case the losses in the previous years have not been made up. Profits not yet distributed in the previous year shall be allocated to the existing fiscal year. 19/28

EXHIBIT 10.24 Chapter 8 Staff and Workers Article 57 The employment, dismissal, resignation of the staff and workers of the JV Company and their salary, welfare, labor insurance, labor protection, labor discipline and other matters shall be handled according to applicable law and regulations. Article 58 The recruitment of the staff and workers of the JV Company shall be conducted by the JV Company publicly in open channels. Article 59 The JV Company has the right to take disciplinary actions, such as warning, demerit recording and salary reducing against those staff and workers who violate the rules and regulations of the JV Company and labor disciplines. The JV Company’s labor practices shall be in compliance with law. Article 60 The salary treatment of the staff and workers shall be set by the Board of Directors according to the specific situation of the JV Company with reference to the regulations issued by the Government, and shall be specified in detail in the labor contract. The salary of the staff and workers shall be increased correspondently with the development of production and the progress of the worker’s ability and technology. Article 61 Matters concerning welfare, bonus, labor insurance and labor protection shall be stipulated in rules and regulations of the JV Company to ensure that the staff and workers go in for production and work under normal condition. 20/28

EXHIBIT 10.24 Chapter 9 The Trade Union Organization Article 62 The staff and workers of the JV Company have the right to establish trade union organization and carry out activities in accordance with the stipulation of the Trade Union Law of the People’s Republic of China. Article 63 Trade union activities and the JV Company’s dealings with the trade union shall be in compliance with law. Article 64 The JV Company shall annually allocate a total of 2% of all salaries of the staff and workers of the JV Company as trade union’s funds which shall be used by trade union in accordance with the Management Rules for the Trade Union Funds formulated by All China Federation of Trade Union. 21/28

EXHIBIT 10.24 Chapter 10 Duration, Termination and Liquidation of the Joint Venture Article 65 The duration of the JV Company is thirty (30) years. The establishment of the JV Company shall start from the date on which the business license of the JV Company is issued. Article 66 A written application for the extension of the duration unanimously proposed by two parties of the JV Company and embodied in the resolution of the Board of Directors shall be submitted to the relevant foreign investment authority six months prior to the expiry date of the Joint Venture Contract. The duration shall extend upon approval and shall file for amendment to registration information with the relevant company registration authority. Article 67 With the agreement between both parties on the termination which should be pursuing the best benefits for the parties, the JV Company shall be terminated in advance of its term expiry. In this case, the decision for the termination shall be made by the plenary meeting of the Board of Directors and file for approval from the relevant foreign investment approval authority. Article 68 The JV Company and tins Joint Venture Contract shall be terminated at the option of either Party if any of the following occurs, and a liquidation application shall be submitted to the original Examination and Approval Authority for approval: (a) one party materially breaches this Joint Venture Contract, and such breach (if capable of being rectified) is not rectified within 60 days of being notified by the other party; (b) neither Party intends or is able to continue the business cooperation; (c) the Company has suffered losses for a consecutive period of 3 years, causing the JV Company to be insolvent; (d) the Joint Venture Term expires and no resolution on the extension of the term is approved by the Board; or (e) the Board resolves to terminate the JV Company for any other reason. 22/28

EXHIBIT 10.24 Article 69 Upon the expiration of the duration or termination of the JV Company, a liquidation committee for liquidating the assets of the JV Company shall be established in accordance with all applicable law. Article 70 The tasks of the liquidation committee are: to conduct thorough check of the property of the JV Company, its claims and indebtedness; to work out the statement of assets and liabilities and list of property; to formulate liquidation plan which shall be carried out upon the approval of the Board of Directors. Article 71 During the liquidation period, the liquidation committee shall handle litigation matters on behalf of the JV Company. Article 72 The remuneration for the members of the liquidation committee shall have the priority to be effected from existing property of the JV Company. Article 73 The liquidation committee shall revalue the assets of the JV Company based on depreciated book value with reference to current value. Article 74 The remaining property after the clearance of debts of the JV Company shall be allotted according to two parties’ contribution to the registered capital of the JV Company. 23/28

EXHIBIT 10.24 Article 75 On completion of the liquidation, the JV Company shall submit a liquidation report to the foreign investment approval authority, go through the formalities for nullifying its registration relevant company registration authority and hand in its business license, at the same time, make an announcement to the public. After winding up of the JV Company, its accounting books shall be kept in the care of its Chinese party. Article 76 If either party breaches this Joint Venture Contract, it shall be liable for all direct economic losses suffered by the other party as a result of such breach. If both parties are at fault, their respective liability shall be proportional to their fault. 24/28

EXHIBIT 10.24 Chapter 11 Rules and Regulations Article 77 Following are the rules and regulations to be formulated by the Board of Directors of the JV Company; 77.1 Management regulations, including powers and functions of the management branches and its working rules and procedures; 77.2 Rules for the staff and workers; 77.3 System of labor and salary; 77.4 System of work attendance record, promotion and awards and punishment for the staff and workers; 77.5 Detailed rules of staff and workers’ welfare; 77.6 Finance system; 77.7 Liquidation procedures upon the dissolution of the JV Company; 77.8 Other necessary rules and regulations. 25/28

EXHIBIT 10.24 Chapter 12 0 Supplementary Articles Article 78 The amendment to the Joint Venture Contract shall be unanimously agreed and decided by the Board of Directors and submitted to the original examining and approving authority for approval. Article 79 The Joint Venture Contract shall be written in Chinese and in English. Both languages are of equal validity. In events of any discrepancy between the two aforementioned versions, the Chinese version shall prevail. Article 80 The Joint Venture Contract shall come into effect upon the approval by the relevant foreign investment approval authority. Article 81 The Parties shall use reasonable efforts to resolve and settle amicably through consultations any dispute, controversy or claim (a “Dispute”). If any Dispute is not settled amicably through consultations within one hundred twenty (120) days of one Party’s receipt of the other Party’s notice of a Dispute, then any Party involved in the Dispute may elect to submit such Dispute to arbitration, in which event such Dispute shall be exclusively and finally settled by binding arbitration in Singapore under the auspices of the Singapore International Arbitration Centre, by a sole arbitrator. The arbitration proceedings shall be conducted in the English language, and all documentation to be reviewed by the arbitrator or submitted by the Parties shall be in the English language. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law in effect at the time of the arbitration. However, if such rules are in conflict with the provisions here set forth, including the provisions concerning the appointment of the arbitrator, these provisions shall prevail. 26/28

EXHIBIT 10.24 During arbitration, the Parties shall perform this Joint Venture Contract to the fullest extent possible, except for the matter or matters in dispute. The arbitrator shall render a written decision in English stating their reasons for their decision within twelve (12) months of the request for arbitration, and such award shall be final and binding upon the Parties without any right of review or appeal. Any compensation shall be calculated and paid in United States Dollars if to be paid to Party B. The Convention on the Recognition and Enforcement of Foreign Arbitral Awards (also known as the “New York Convention”) shall apply to this Joint. Venture Contract. and to any arbitral award or order resulting from any arbitration conducted hereunder. Judgment upon the award rendered by the arbitrator may be entered in any court of record of competent jurisdiction in any country, or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the law of such jurisdiction may require or allow. The Parties agree that the award of the arbitral tribunal shall be the sole and exclusive remedy among them regarding any and all claims and counterclaims presented to the tribunal. The Parties further agree that this arbitration clause is an explicit waiver of any immunity or defense that may apply against the enforcement and execution of any arbitral award or any judgment thereon. The substantially prevailing Party in an arbitration proceeding shall be entitled, in addition to such other relief as may be granted, to recover its attorneys’ fees and costs, and the other Party shall pay all costs of the arbitration. The arbitrator shall determine which of the Parties has substantially prevailed based upon an assessment of which Party’s major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other Party’s major arguments or positions on major disputed issues. Article 82 This contract is governed by and construed in accordance with Chinese law. 27/28

EXHIBIT 10.24 Ai1icle 83 This contract is executed in Shenzhen, China by the authorized representatives of the parties on December 8th, 2007. Authorized representative of Hunchun Baoli Communication Co., Ltd. (Party A) Signature: Date: Authorized representative of Superconductor Investments (Mauritius) Limited (Party B) Signature: Date: 28/28